Exhibit 99.3

Reconciliation of North American Coal’s
Return on Capital Employed

(U.S. dollars
in millions)
2009
2009 Average Equity (12/31/2008 and each of 2009’s quarter ends)	$102.0
2009 Average Debt (12/31/2008 and at each of 2009’s quarter ends)	85.5

Total 2009 average capital employed	$187.5

2009 Net income, as reported	$53.2
Plus: 2009 Interest expense, as reported	4.1
Less: Income taxes on 2009 interest expense at 38%*	(1.6)

Actual return on capital employed = actual net income before interest expense, after tax	$55.7

Actual return on capital employed percentage	29.7%

Less: Discontinued operations, net of tax	(22.6)

Adjusted return on capital employed = income from continuing operations before interest expense, after tax	$33.1

Adjusted return on capital employed percentage	17.7%

2008
2008 average equity (12/31/2007 and each of 2008’s quarter ends)	$84.1
2008 average debt (12/31/2007 and at each of 2008’s quarter ends)	107.1

Total 2008 average capital employed	$191.2

2008 Net income, as reported	$22.1
Plus: 2008 Interest expense, as reported	5.5
Less: Income taxes on 2008 interest expense at 38%**	(2.1)

Actual return on capital employed = actual net income before interest expense, after tax	$25.5

Actual return on capital employed percentage	13.3%

Less: Discontinued operations, net of tax	(2.3)

Adjusted return on capital employed = income from continuing operations before interest expense, after tax	$23.2

Adjusted return on capital employed percentage	12.1%

Return on capital employed is provided solely as a supplemental disclosure with respect to income generation because management believes it provides useful information with respect to earnings in a form that is comparable to the Company’s cost of capital employed, which includes both equity and debt securities.

*	Tax rate of 38% represents the Company’s target marginal tax rate compared with 2009’s effective income tax rate of 22.3%.

**	Tax rate of 38% represents the Company’s target marginal tax rate compared with 2008’s effective income tax rate of 13.9%.